Exhibit 4

Description of WPG Securities
Common Shares

Each holder of Washington Prime Group Inc. (“WPG”) common shares will be entitled to one vote for each share on all matters to be voted upon by the common shareholders, and there will be no cumulative voting rights. Subject to any preferential rights of any outstanding preferred shares, holders of WPG common shares will be entitled to receive ratably the dividends, if any, as may be declared from time to time by its board of directors out of funds legally available for that purpose. If there is a liquidation, dissolution or winding up of WPG, holders of its common shares would be entitled to ratable distribution of its assets remaining after the payment in full of liabilities and any preferential rights of any then outstanding preferred shares.

Holders of WPG common shares will have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common shares. After the distribution, all outstanding WPG common shares will be fully paid and non-assessable. The rights, preferences and privileges of the holders of WPG common shares are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred equity that WPG may designate and issue in the future.

Our common shares trade on the NYSE under the symbol "WPG." Computershare, Inc. is the transfer agent and registrar for our common shares.

For more information on the common shares, including the votes necessary for the common shareholders to take action, see the Amended and Restated Bylaws of WPG, effective August 30, 2016, and incorporated herein by reference to Exhibit 3.2 of Form 8-K filed by WPG with the SEC on August 19, 2016.

7.5% Series H Cumulative Redeemable Preferred Stock (“Series H Preferred Stock”)

The terms for the Series H Preferred Stock are incorporated herein by reference to Exhibit A-1 of Exhibit 3.2 of the Form 8-K filed by WPG with the SEC on May 22, 2017.

6.875% Series I Cumulative Redeemable Preferred Stock (“Series I Preferred Stock”)

The terms for the Series I Preferred Stock are incorporated herein by reference to Exhibit B-1 of Exhibit 3.2 of the Form 8-K filed by WPG with the SEC on May 22, 2017.

$750 Million of 5.950% Notes due 2024 and sold August 4, 2017:

The terms for these securities are incorporated herein by reference to the Second Supplemental Indenture, dated as of August 4, 2017, between Washington Prime Group, L.P. and U.S. Bank National Association, as Trustee which is filed as Exhibit 4.1 of the Form 8-K filed by WPG with the SEC on August 4, 2017.

Stock Options

The description of the outstanding stock options issued from the Glimcher Realty Trust Amended and Restated 2004 Incentive Compensation Plan and Glimcher Realty Trust 2012 Incentive Compensation Plan are incorporated herein by reference to Exhibits 4.3 and 4.4 of the Form S-8 filed by WPG with the SEC on January 15, 2015.

The description of the outstanding stock options issued from the Washington Prime Group, L.P. 2014 Stock Incentive Plan are incorporated herein by reference to Exhibit 10.1 of the Form 8-K filed by WPG with the SEC on May 29, 2014.

Restricted Stock Units

The description of the outstanding restricted stock units issued from the Washington Prime Group, L.P. 2014 Stock Incentive Plan are incorporated herein by reference to Exhibit 10.1 of the Form 8-K filed by WPG with the SEC on May 29, 2014.

The description of the outstanding restricted stock units issued from the 2019 Washington Prime Group, L.P. Stock Incentive Plan are incorporated herein by reference to Exhibit 4.1 of the Form 8-K filed by WPG with the SEC on May 20, 2019.

Exhibit 4

Performance Share Units

The description of the allocated performance share units awarded from the Washington Prime Group, L.P. 2014 Stock Incentive Plan are incorporated herein by reference to Exhibit 10.1 of the Form 8-K filed by WPG with the SEC on May 29, 2014.

The description of the allocated performance share units awarded from the 2019 Washington Prime Group, L.P. Stock Incentive Plan are incorporated herein by reference to Exhibit 4.1 of the Form 8-K filed by WPG with the SEC on May 20, 2019.